ADMINISTRATIVE SERVICES AGREEMENT

         AGREEMENT made as of May 1, 2003, between USAA LIFE INSURANCE COMPANY, a corporation organized under the laws of the state of Texas and having a place of business in San Antonio, Texas ("USAA Life"), and USAA LIFE INVESTMENT TRUST, a Delaware business trust having a place of business in San Antonio, Texas (the "Trust").

                                    RECITALS

         The Trust is an open-end management investment company registered under the Investment Company Act of 1940 (the "1940 Act"), as amended, whose shares ("Shares") are registered under the Securities Act of 1933 (the "1933 Act"), as amended, and with Shares offered in various investment funds as set forth in Exhibit A (the "Existing Funds") (such funds together with any funds subsequently established by the Trust for which the Trust desires to retain USAA Life to provide services under this Agreement, and for which USAA Life is willing to do so, being collectively referred to as the "Funds").

         The Trust makes its shares available for purchase to the Separate Account of USAA Life Insurance Company and the Life Insurance Separate Account of USAA Life Insurance Company (the "Separate Accounts"), and may in the future (subject to any necessary approval by the Board of Trustees) make its shares available to any other separate accounts of USAA Life or any of USAA Life's subsidiaries or affiliates, and to separate accounts of non-affiliated life insurance companies (all such eligible purchasers being referred to collectively as "Purchasers").

         USAA Life issues variable annuity contracts and variable life insurance policies (collectively "Contracts") funded through the Separate Accounts. USAA Life invests certain assets of the Separate Accounts in the Trust for the benefit of the owners of the Contracts ("Contract Owners"). USAA Life represents that the services provided under this Agreement and the fees received hereunder do not duplicate services provided and fees received under the Contracts or otherwise in connection with the Separate Accounts.

                                    AGREEMENT

         In consideration of the agreements contained herein, and for other good and valuable consideration, receipt of which is hereby acknowledged, the Trust and USAA Life agree as follows:

1.       APPOINTMENT OF USAA LIFE.

         (a) Existing Funds. The Trust hereby appoints USAA Life to act as administrator for the Existing Funds for the period and on the terms herein set forth. USAA Life accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.

         (b) Additional Funds. In the event that the Trust desires to retain USAA Life to render administrative services hereunder with respect to any Fund other than an Existing Fund, it shall notify USAA Life in writing. If USAA Life is willing to render such services it shall notify the Trust in writing, whereupon the Trust shall appoint USAA Life to act as administrator for such Fund for the period and on the terms herein

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set forth, and USAA Life shall accept such appointment and agree to render the services herein set forth for the compensation herein provided.

         (c) USAA Life shall be subject to the direction and control of the Trust in providing services under this Agreement, and shall provide such services in compliance with all applicable provisions of the Trust's Master Trust Agreement, Bylaws, Prospectus, and any applicable federal or state laws and regulations.

2.       DUTIES OF USAA LIFE.

         USAA Life shall administer the affairs of the Trust and provide related services required for the operation of the Funds; provided, that USAA Life shall not have any obligation to provide under this Agreement any services related to the distribution of Fund shares or any other services which are the subject of a separate agreement or arrangement between the Trust and USAA Life or its affiliates with respect to the Funds. Subject to the foregoing, USAA Life shall provide the following services and facilities to the Trust:

         (a) Office Space, Equipment and Facilities. Furnish such office space, office equipment, and office facilities as are adequate for the Trust's needs with respect to the Funds.

         (b) Personnel. Provide the services of individuals competent to perform all of the Trust's executive, administrative, and clerical functions that are not performed by employees or other agents engaged by the Trust or by USAA Life acting in some other capacity pursuant to a separate agreement or arrangement with the Trust with respect to the Funds.

         (c) Agents. Assist the Trust in selecting and coordinating the activities of the other agents engaged by the Trust with respect to the Funds, including the Trust's transfer agent, custodian, independent auditors, and legal counsel.

         (d) Trustees and Officers. Authorize and permit USAA Life's directors, officers and employees who may be elected or appointed as trustees or officers of the Trust to serve in such capacities, without remuneration from or other cost to the Trust.

         (e) Books and Records. Assure that all financial, accounting and other records required to be prepared, maintained, and preserved by the Trust with respect to the Funds are prepared, maintained, and preserved by it or on its behalf in accordance with applicable laws and regulations.

         (f) Regulatory Reports and Filings. Prepare and file (as required) or arrange for others to prepare and file, but not pay for, all tax returns with respect to the Trust, all proxy statements with respect to the Funds, all periodic reports by the Trust with respect to the Funds, and all reports and filings required to maintain the registration and qualification of the Trust and the Shares, or to meet other regulatory or tax requirements applicable to the Funds under federal and state securities and tax laws.

         (g) Board Reports. Prepare and coordinate materials relating to the Funds to be presented to the Trust's Board of Trustees in preparation for its meetings.

         (h) Fidelity Bond. Provide and maintain a bond issued by a reputable insurance company authorized to do business in the place where the bond is issued, against larceny and embezzlement covering each officer and employee of the Trust who may singly or jointly with others have access to funds or securities of the Trust, with direct or indirect authority to draw upon such funds or to direct generally the disposition of such funds. The bond shall be in such reasonable amount as a majority of the Board of Trustees of the Trust

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who are not officers or employees of the Trust shall determine, with due consideration to the aggregate assets of the Trust to which any such officer or employee may have access.

         (i) Calculation of Net Asset Value. Compute each Fund's net asset value per Share.

         (j) Delegation. Delegate, at its expense, some or all of its duties hereunder to other persons or entities approved by USAA Life upon prior notice to the Trust.

         (k) Other Services. Provide such other services as the parties may from time to time agree in writing.

3.       DUTIES OF THE TRUST.

         Provide or cause others to provide to USAA Life all financial or other information necessary to USAA Life's providing services under this Agreement.

4.       ALLOCATION OF EXPENSES.

         Except for the services and facilities to be provided by USAA Life set forth in paragraph 2 above and except for the services provided by USAA Life set forth in any other Agreement between the Trust and USAA Life, the Trust assumes and shall pay all expenses for all other Fund operations and activities and shall reimburse USAA Life for any such expenses incurred by USAA Life. The expenses to be borne by the Trust shall include, without limitation:

         (a) the charges and expenses of any registrar, share transfer or dividend disbursing agent, custodian, or depository appointed by the Trust for the safekeeping of a Fund's cash, portfolio securities and other property;

         (b)       the charges and expenses of independent auditors;

         (c) brokerage commissions, if any, for transactions in the portfolio securities of the Funds;

         (d) all taxes, including issuance and transfer taxes, and fees payable by a Fund to federal, state or other governmental agencies;

         (e) the cost of any share certificates representing Shares of a Fund;

         (f) fees involved in registering and maintaining registrations of the Trust and of its Shares with the applicable federal, state, and other jurisdictions;

         (g) all expenses of shareholders' and Trustees' meetings and of preparing, printing and mailing proxy statements, any quarterly reports, semiannual reports, annual reports and other communications (including prospectuses) to existing shareholders and Contract Owners;

         (h) compensation and travel expenses of Trustees who are not "interested persons" of the Trust within the meaning of the 1940 Act;

         (i) charges and expenses of legal counsel in connection with matters relating to the Funds, including, without limitation, legal services rendered in connection with the Funds' legal and financial structure

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and relations with its shareholders and Contract Owners, issuance of Fund
Shares, and registration and qualification of securities under federal, state and other laws;

         (j) membership or association dues for the Investment Company Institute or similar organizations;

         (k)       interest payable on Fund borrowings; and

         (l)       postage.

5.       ADMINISTRATION FEE.

         (a) For the services and facilities to be provided by USAA Life as provided in paragraph 2 hereof, the Trust shall reimburse USAA Life, on a monthly basis in arrears, for the cost of providing the services under this Agreement; provided, however, that such reimbursement shall be subject to the Maximum Expense with respect to each Fund, as set forth in Exhibit A hereto.

         (b) USAA Life may, from time to time, and for such periods as it deems appropriate, voluntarily waive fees or otherwise reduce its compensation hereunder.

6.       LIABILITY AND INDEMNIFICATION.

         (a) USAA Life. USAA Life shall exercise reasonable care in performing its services under this Agreement. USAA Life shall indemnify and hold the Trust, and its trustees, officers, and employees harmless from and against any and all loss, cost, damage and expense (a "Loss"), including reasonable expenses for counsel, incurred by it resulting from any claim, demand, action or suit relating to the performance of its duties under this Agreement, or any action or omission by it in the performance of its duties hereunder; provided, however, that this indemnification shall not apply to any Loss resulting from any action or inaction of the Trust constituting willful misconduct, bad faith or negligence in the performance of its duties or the reckless disregard of its duties under this Agreement. Prior to confessing any claim against it, which may be the subject of this indemnification, the Trust shall give USAA Life reasonable opportunity to defend against such claim in its own name or in the name of the Trust.

         (b) Trust. The Trust shall indemnify and hold USAA Life and its officers, directors and employees harmless from and against any and all loss, cost, damage and expense (a "Loss"), including reasonable expenses for counsel, incurred by it resulting from any claim, demand, action or suit relating to the performance of its duties under this Agreement, or any action or omission by it in the performance of its duties hereunder; provided, however, that this indemnification shall not apply to any Loss resulting from any action or inaction of USAA Life constituting willful misconduct, bad faith or negligence in the performance of its duties or the reckless disregard of its duties under this Agreement. Prior to confessing any claim against it which may be the subject of this indemnification, USAA Life shall give the Trust reasonable opportunity to defend against such claim in its own name or in the name of USAA Life.

7.       CONFIDENTIALITY.

         (a) Trust records maintained by USAA Life under this Agreement shall be and remain the property of the Trust. USAA Life shall promptly surrender or make such records available to the Trust or its designee, without charge, except for reimbursement of expenses for the surrender of such documents, upon request by the Trust or upon termination of this Agreement.

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         (b) USAA Life shall not disclose or use any records or information obtained hereunder in any manner whatsoever except as expressly authorized hereunder, and further, shall keep confidential any information obtained pursuant to this Agreement with the Trust as set forth herein, and disclose such information only if the Trust has authorized such disclosure, or if such disclosure is expressly required by applicable federal or state regulatory authorities.

8.       DURATION AND TERMINATION OF THIS AGREEMENT.

         (a) Duration. This Agreement shall become effective as of the date first set forth above and, unless terminated, shall continue in force from year to year thereafter, but only so long as such continuance is specifically approved annually (a) by the Trust's Board of Trustees or by a vote of a majority of the Funds' outstanding voting securities (as that term is defined in the 1940 Act) and (b) by a majority of the Trustees who are not parties to this Agreement or "interested persons" of any such party (as defined in the 1940 Act.)

         (b) Termination. This Agreement may be terminated at any time, without payment of any penalty, by vote of the Board of Trustees of the Trust or by vote of a majority of the outstanding shares (as defined in the 1940 Act), or by USAA Life on 60 days' written notice to the other party, subject to subparagraph (c) below with respect to Maximum Expenses. This Agreement shall automatically terminate upon its assignment by USAA Life; provided, however, that USAA Life may delegate its duties as provided in subparagraph (j) of paragraph 2 hereof.

         (c) Amendment. This agreement may be amended at any time by mutual agreement in writing of the parties hereto, provided that any such amendment is approved by a majority of the Trustees of the Trust who are not interested persons. Notwithstanding the foregoing, no change (including termination of this Agreement) to the Maximum Expenses set forth in Exhibit A shall take effect until the then current Maximum Expense has been in effect for at least one year and the Trust has received advance notice as required by subparagraph (b) above.

9.       PRIOR AGREEMENT SUPERSEDED.

         This Agreement supersedes any prior agreement relating to the subject matter hereof between the parties.

10.      SERVICES NOT EXCLUSIVE.

         The services of USAA Life to the Trust hereunder are not to be deemed exclusive, and USAA Life shall be free to render similar services to others so long as its services hereunder are not impaired thereby.

11.      GOVERNING LAW

         This Agreement shall be construed in accordance with the laws of the State of Texas and the applicable provisions of the 1940 Act. To the extent the applicable law of the State of Texas, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control.

12.      ENTIRE AGREEMENT.

         This is the complete and entire agreement as represented herein.

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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first set forth above.

USSA LIFE INVESTMENT TRUST                     USAA LIFE INSURANCE COMPANY

By:  /s/ Christopher W. Claus                  By: /s/ James M. Middleton
   ----------------------------------             ------------------------------
Name:  Christopher W. Claus                    Name: James M. Middleton
Title:  Senior Vice President                  Title: President

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                                    EXHIBIT A
                                    ---------

                      LISTING OF FUNDS AND MAXIMUM EXPENSES
                      -------------------------------------

        Name of Fund                                                 Maximum Expense
        ------------                                                 ---------------
USAA Life Growth & Income                                                 0.60%
USAA Life Aggressive Growth                                               0.95%
USAA Life World Growth                                                    0.95%
USAA Life Diversified Assets                                              0.75%
USAA Life Income                                                          0.65%

         (a) For purposes of this Agreement, Maximum Expense is based on the total Fund expenses for all Fund operations and activities, including but not limited to the expenses allocated to the Trust under section 4 of this Agreement, investment advisory expenses, and the cost of administrative services provided under this Agreement. Maximum Expense is computed as a percentage of the average net assets of the Fund for each month at the rate set forth in this Exhibit.

          (b) The schedule of Maximum Expenses as set forth herein shall remain in full force and effect for the life of this Agreement.

          (c) The "average net assets" of the Fund for any month shall be equal to the quotient produced by dividing (i) the sum of the net assets of such Fund, determined in accordance with procedures established from time to time by or under the direction of the Board of Trustees of the Trust, for each calendar day of such month, by (ii) the number of such days.

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